As filed with the Securities and Exchange Commission on January 26, 1999
                                           Registration No. 333-
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ----------

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                  AT&T CORP.
            (Exact name of Registrant as specified in its charter)

           New York                                           13-4924710
   (State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                            Identification No.)

                            32 Avenue of the Americas
                               New York, New York
                                   10013-2412
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Marilyn J. Wasser, Esq.
                       Vice President -- Law and Secretary
                                   AT&T Corp.
                            32 Avenue of the Americas
                               New York, New York
                                   10013-2412
                                 (212) 387-5400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                          Charles S. Whitman, III, Esq.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

               Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                      CALCULATION OF REGISTRATION FEE

                                              Proposed        Proposed
                                              Maximum         Maximum
                                              Aggregate      Aggregate      Amount of
Title of Each Class of          Amount to Be   Price Per      Offering     Registration
Securities Being Registered     Registered(1)    Unit         Price(1)          Fee
---------------------------   ---------------  ---------  ---------------  ------------
Debt Securities and
 Warrants to purchase Debt
 Securities...............    $10,000,000,000    100%     $10,000,000,000   $2,780,000


(1) Estimated solely for purposes of determining the registration fee.
    Excludes an aggregate of $3,080,000,000 unsold AT&T securities ($3,000,000,000 of such securities included in Registration Statement No. 33-59495 for which a registration fee was paid on May 22, 1995 and $80,000,000 of such securities included in Registration Statement No. 33-49589 for which a registration fee was paid on June 23, 1993), which are covered by the Prospectus included in this Registration Statement pursuant to Rule 429. As a result, up to an aggregate of $13,080,000,000 of the securities referred to above may be sold pursuant to this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

PROSPECTUS

                              $13,080,000,000

                                AT&T Corp.


                            NOTES AND WARRANTS


               AT&T Corp. may sell at various times up to U.S. $13,080,000,000 worth of notes, debentures or other debt securities and warrants to purchase notes. We may sell the notes or warrants through agents, dealers or underwriters we designate from time to time. We will determine the specific terms of the notes or warrants at the time we sell them and include the following information in a prospectus supplement:

o Type of security offered               o Currencies or currency units in
                                           which notes are denominated or
                                           payable

o Total amount of securities offered     o Form of notes (registered, bearer
                                           or uncertificated)

o Maturity date of notes or warrants     o Whether notes will be represented
                                           initially by a single temporary
                                           or permanent global note

o Interest rates or method of            o Duration, purchase price, exercise
  calculating interest rates               price and detachability of warrants

o Interest payment dates                 o Agent, dealer or underwriter, if
                                           any

o Purchase price                         o Commission an agent will receive or
                                           discount a dealer or underwriter
                                           will receive and an estimate of
                                           the net proceeds we will receive

o Terms for repayment or redemption,      o Any other terms applicable to the
  if any                                    notes or warrants

                                __________


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 26, 1999

                      WHERE YOU CAN FIND MORE INFORMATION

               AT&T Corp. ("AT&T" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by AT&T can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the SEC located at 13th Floor, 7 World Trade Center, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Such material can also be inspected at the New York, Boston, Chicago, Pacific and Philadelphia Stock Exchanges. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                                __________


                    INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents have been filed by the Company and Tele-Communications, Inc. with the SEC (File Nos. 1-1105 and 0-20421, respectively) and are incorporated herein by reference.

AT&T SEC Filings (File No. 1-1105)    Period
-----------------------------------   ---------------------------------------
Annual Report on Form 10-K            Year ended December 31, 1997

Quarterly Reports on Form 10-Q        Quarters ended March 31, 1998, June 30,
                                      1998 and September 30, 1998 (as
                                      amended on January 8, 1999)

Current Reports on Form 8-K           Filed on January 16, 1998, March 2,
                                      1998, July 6, 1998, October 16, 1998
                                      (as amended on January 8, 1999),
                                      October 21, 1998, December 8, 1998
                                      and January 8, 1999

Proxy Statement                       Dated January 8, 1999


TCI SEC Filings (File No. 0-20421)    Period
-----------------------------------   ----------------------------------------
Annual Report on Form 10-K            Year ended December 31, 1997 (as
                                      amended on January 7, 1999 and January 12,
                                      1999)

Current Report on Form 8-K            Filed on January 7, 1999 (as amended on
                                      January 11, 1999)

               All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of notes, debentures or other debt securities (the "Notes") and warrants to purchase notes (the "Warrants") shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents; PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of AT&T's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus supplement (the "Prospectus Supplement") modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               Copies of the above documents and the 1997 AT&T Annual Report to Shareowners may be obtained upon request without charge from the Secretary's Department, AT&T, Room 2420E, 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-387-5400).


                                  THE COMPANY

               AT&T Corp., a New York corporation, is among the world's communications leaders, providing voice, data and video telecommunications services to large and small businesses, consumers and government entities. AT&T and its subsidiaries furnish regional, domestic, international, local and Internet communication transmission services, including cellular telephone and other wireless services. AT&T also provides billing, directory, and calling card services to support its communications business.

               On June 24, 1998, AT&T announced that it has agreed to acquire Tele-Communications, Inc. through a merger (including certain related asset transfers and charter amendments, collectively, the "TCI Transaction"). In connection with the TCI Transaction, AT&T will issue (1) 0.7757 AT&T shares for each share of TCI Group Series A tracking stock, (2) 0.8533 AT&T shares for each share of TCI Group Series B tracking stock, (3) one share of newly created AT&T Liberty Media Group Class A or Class B tracking stock for each share of the corresponding series of Liberty Media Group Class A or Class B tracking stock and (4) a cash payment in lieu of any fractional AT&T share.
In the merger, AT&T will also exchange AT&T shares or AT&T Liberty Media Group common stock for shares of TCI convertible preferred stock.

               TCI, through its subsidiaries and affiliates, engages principally in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping program services to various video distribution media, principally cable television systems. TCI common stock is currently divided into three "groups," with each group intended to reflect the separate performance of a specified group of assets and businesses of TCI: TCI Group tracking stock is intended to reflect the separate performance of the "TCI Group," which consists primarily of TCI's domestic cable and telecommunications businesses; Liberty Media Group tracking stock is intended to reflect the separate performance of the "Liberty Media Group," which consists primarily of TCI's programming assets; and TCI Ventures Group tracking stock is intended to reflect the separate performance of the "TCI Ventures Group," which is comprised of TCI's principal international assets and businesses and substantially all of TCI's non-cable and non-programming assets.

               Following the TCI Transaction, AT&T common stock will be divided into two "groups," with each group intended to reflect the separate performance of a specified group of assets and businesses of AT&T: (1) AT&T common stock, par value $1.00 per share ("AT&T Shares"), which is intended to reflect the performance of the "AT&T Common Stock Group," which will consist of the combined AT&T and the TCI Group, and (2) Liberty Media Group tracking stock, which is intended to reflect the performance of the "Liberty Media Group," which will consist of all of the businesses conducted by the current Liberty Media Group and the current TCI Ventures Group after giving effect to certain asset transfers from the TCI Ventures Group to the TCI Group that were negotiated in connection with the TCI Transaction.

               The TCI Transaction is subject to approval by AT&T shareholders and TCI shareholders, as well as to certain other conditions. Assuming satisfaction of such conditions, the TCI Transaction is expected to be completed in the first quarter of 1999.

               For more information regarding the TCI Transaction, reference is made to the Proxy Statement/Prospectus filed by AT&T with the Securities and Exchange Commission (the "SEC") (Registration No. 333-70279), a copy of which is available upon request. See "Where You Can Find More Information".

               AT&T was incorporated in 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-387-5400). Internet users can obtain information about AT&T and its services at http://www.att.com.


                                USE OF PROCEEDS

               AT&T intends to use the proceeds from the sale of the Notes and Warrants for funding investments in subsidiary companies; for capital expenditures; for acquisitions of licenses, assets or businesses; towards refunding of debt; and general corporate purposes. The amount and timing of the sales of the Notes and Warrants will depend on market conditions and the availability of other funds to AT&T.


                      RATIO OF EARNINGS TO FIXED CHARGES

               The following table sets forth the unaudited historical ratios of earnings to fixed charges of AT&T and its subsidiaries.

Nine Months Ended
  September 30,                  Year Ended December 31,
-----------------   -----------------------------------------------------
   (Unaudited)                         (Unaudited)
-----------------   -----------------------------------------------------
        1998           1997        1996      1995      1994       1993
-----------------   ----------  --------- --------- ---------- ----------
        8.3             9.1        11.1      7.9       10.1        7.1


               For the purpose of calculating the ratio: (i) earnings have been calculated by adding fixed charges to income before income taxes, and by deducting therefrom interest capitalized during the period and AT&T's share of the undistributed income in less-than-fifty-percent-owned affiliates; and (ii) fixed charges comprise total interest (including capitalized interest) and the portion of rentals representative of the interest factor.


                           DESCRIPTION OF THE NOTES

               The Notes are to be issued under an indenture, dated as of September 7, 1990, between the Company and The Bank of New York, as Trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of October 30, 1992, between the Company and the Trustee (such indenture, as amended, including the provisions deemed a part thereof, or superseding provisions thereof, pursuant to the Trust Indenture Reform Act of 1990 (P.L. 10 1 -550), being hereinafter referred to as the "Indenture"). A copy of the Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by, reference to all the provisions of the Indenture, including the definitions therein of certain terms. References are to the Indenture, and wherever particular provisions are referred to, such provisions are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

General

               The Indenture does not limit the aggregate principal amount of Notes which may be issued thereunder and provides that the Notes may be issued from time to time in one or more series. Reference is made to the Prospectus Supplement which accompanies this prospectus for a description of the Notes being offered thereby including: (1) the aggregate principal amount of such Notes; (2) the percentage of their principal amount at which such Notes will be sold; (3) the date(s) on which such Notes will mature, or whether such Notes are payable on demand; (4) the rate(s) per annum at which such Notes will bear interest, if any, or the method of calculating such rate or rates of interest; (5) the times at which such interest, if any, will be payable; (6) the terms for redemption or early repayment, if any; (7) the denominations in which such Notes are authorized to be issued; (8) the coin or currency in which the Notes are denominated; (9) any provision enabling payments of the principal of or any premium or interest on the Notes in a coin or currency other than the currency in which the Notes are denominated, including a non-U.S. dollar denominated currency; (10) the manner in which the amount of payments of principal of and any premium or interest on the Notes is to be determined if such determination is to be made with reference to one or more indexes; (11) whether such Notes are issuable in registered form ("registered Notes") or bearer form (with or without interest coupons) ("bearer Notes") or both, and whether such Notes shall be uncertificated; (12) whether any series of Notes will be represented by one or more temporary or permanent global securities and, if so, whether any such global securities will be in registered or bearer form, the identity of the depository for such global security or securities and the method of transferring beneficial interests in such global security or securities; (13) if a temporary global security is to be issued with respect to a series or any portion thereof, the terms upon which interests in such temporary global security may be exchanged for interests in a permanent global security or for definitive Notes of the series and the terms upon which interest in a permanent global security, if any, may be exchanged for definitive Notes of the series; (14) information with respect to book-entry procedures, if any; (15) whether and under what circumstances the Company will pay additional amounts on any Notes held by a person who is not a United States person in respect of taxes or similar charges withheld and, if so, whether the Company will have the option to redeem such Notes rather than pay such additional amounts; (16) if such Notes are issued in a currency which may convert to Euro, redenomination provisions; and (17) any other terms, including any terms which may be required by or advisable under United States laws and regulations or advisable in connection with the marketing of the Notes of such series, which will not be inconsistent with the provisions of the Indenture.

               Notes of any series may be registered Notes or bearer Notes or both as specified in the terms of the series. Additionally, Notes of any series may be represented by a single global note registered in the name of a depository's nominee and, if so represented, beneficial interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants. Notes of any series may also be uncertificated. Unless otherwise indicated in the Prospectus Supplement, no bearer Notes (including Notes in permanent global bearer form, as described below) will be offered, sold, resold or delivered, directly or indirectly, to persons who are within the United States or its possessions or to any United States person in connection with their original issuance or their exchange for a portion of a temporary or permanent global Note. For purposes of this Prospectus, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

               Unless otherwise indicated in the Prospectus Supplement, principal and interest, if any, will be payable at the office of one or more paying agents as specified in the Prospectus Supplement; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the register of the Notes and provided further that payments of principal and interest payable in Euro will be made only to Euro-denominated accounts located in countries outside the U.S. To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Indenture, interest, if any, on bearer Notes will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at the office of a paying agent of the Company located outside of the United States and its possessions. The Company will maintain one or more such agents for a period of two years after the principal of such bearer Notes has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside of the United States and its possessions to which the bearer Notes and coupons related thereto may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice.

               Bearer Notes and the coupons related thereto will be transferable by delivery. Unless otherwise indicated in the Prospectus Supplement, registered Notes will be transferable at the office of one or more transfer or paying agents as specified in the Prospectus Supplement.

               The Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

               Unless otherwise indicated in the Prospectus Supplement, the Notes will be issued only in denominations of $25,000, or the equivalent thereof in the case of Notes denominated in a foreign currency or currency unit (rounded downward to an integral multiple of 1,000 units of such foreign currency or currency unit), and any integral multiple of $1,000 over $25,000, or, in the case of Notes denominated in a foreign currency or currency unit, 1,000 units of such currency or currency unit, or in such other denominations, not less than $25,000, as may be specified in the terms of Notes of any particular series. No service charge will be made for any transfer or exchange of such Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Notes may be issued as original issue discount Notes (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount Notes will be described in the Prospectus Supplement relating thereto.

               Registered Notes may be exchanged for an equal aggregate principal amount of registered Notes of the same series having the same date of maturity, interest rate, original issue date and other terms in such authorized denominations as may be requested upon surrender of the registered Notes to a transfer agent of the Company as specified in the Prospectus Supplement and upon fulfillment of all other requirements of such agent.

               To the extent permitted by the terms of a series of Notes authorized to be issued in registered form and bearer form, bearer Notes may be exchanged for an equal aggregate principal amount of registered or bearer Notes of the same series having the same date of maturity, interest rate, original issue date and other terms in such authorized denominations as may be requested upon delivery of the bearer Notes with all unpaid coupons relating thereto to a transfer or paying agent of the Company as specified in the Prospectus Supplement and upon fulfillment of all other requirements of such agent. Registered Notes will not be exchangeable for bearer Notes.

Temporary Global Notes

               If so specified in the Prospectus Supplement, all or any portion of the Notes of a series that are issuable as bearer Notes initially will be represented by one or more temporary global Notes, without interest coupons, to be deposited with a common depository in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, socit anonyme ("Cedel") for credit to the respective accounts of the beneficial owners of such Notes (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary global Note and described in the Prospectus Supplement, the interest in such temporary global Note will be exchangeable for definitive Notes in bearer form, registered form, or permanent global form, or any combination thereof, as specified in the Prospectus Supplement.

               The Prospectus Supplement will set forth the procedures by which interest in respect of any portion of a temporary global Note payable in respect of an Interest Payment Date (as defined in such Prospectus Supplement) occurring prior to the issuance of definitive Notes will be paid.

Permanent Global Notes

               If any Notes of a series are issuable in either bearer or registered permanent global form, the Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Note may exchange such interests for Notes of such series and of like tenor and principal amount in any authorized form and denomination. A person having a beneficial interest in a permanent global Note, except with respect to payment of principal of, premium, if any, and any interest on such permanent global Note, will be treated as a holder of such principal amount of outstanding Notes represented by such permanent global Note as shall be specified in a written statement of the holder of such permanent global Note, or in the case of a permanent global Note in bearer form, of Euroclear or Cedel which is produced to the Trustee by such person. Principal of, premium, if any, and any interest on a permanent global Note will be payable in the manner described in the Prospectus Supplement.

Covenants

               Limitation on Secured Indebtedness. AT&T covenants in the Indenture that it will not, and will not permit any Restricted Subsidiary (as defined below) to, create, assume, incur or guarantee any Secured Indebtedness (as defined below) without securing the Notes equally and ratably with such Secured Indebtedness unless immediately thereafter the aggregate amount of all Secured Indebtedness (not including Secured Indebtedness with which the Notes are equally and ratably secured or Secured Indebtedness which is concurrently being retired) and the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions (as further described below) would not exceed 10% of Consolidated Net Tangible Assets (as defined below). (Section 4.03)

               Limitation on Sale and Leaseback Transactions. AT&T covenants in the Indenture that it will not, and will not permit any Restricted Subsidiary to, enter into any lease longer than three years (not including leases of newly acquired, improved or constructed property) covering any Principal Property (as defined below) of AT&T or any Restricted Subsidiary that is sold to any other person in connection with such lease, unless either
(a) immediately thereafter, the sum of (i) the discounted present value of all net rentals payable under all such leases entered into after April 1, 1986 (except any such leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary) and (ii) the aggregate amount of all Secured Indebtedness (not including Secured Indebtedness with which the Notes are equally and ratably secured) does not exceed 10% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of (x) the net proceeds to AT&T or a Restricted Subsidiary from such sale and (y) the discounted present value of all net rentals payable thereunder, is applied within I 80 days to the retirement of long-term debt of AT&T or a Restricted Subsidiary (other than such debt which is subordinate to the Notes or which is owing to AT&T or a Restricted Subsidiary). (Section 4.04)

          Certain Definitions.

               "Secured Indebtedness" means indebtedness of AT&T or any Restricted Subsidiary for borrowed money secured by any lien upon (or in respect of any conditional sale or other title retention agreement covering) any Principal Property or the stock or indebtedness of a Restricted Subsidiary, but excluding from such definition all indebtedness: (i) outstanding on April 1, 1986 secured by liens (or arising from conditional sale or other title retention agreements) existing on that date; (ii) incurred after April 1, 1986 to finance the acquisition, improvement or construction of such property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction or arising from conditional sale or other title retention agreements; (iii) secured by liens on Principal Property or the stock or indebtedness of Restricted Subsidiaries and existing at the time of acquisition thereof; (iv) owing to AT&T or any other Restricted Subsidiary; (v) secured by liens existing at the time a corporation becomes a Restricted Subsidiary; (vi) incurred to finance the acquisition or construction of property secured by liens in favor of any country or any political subdivision thereof; and (vii) constituting any replacement, extension or renewal of any such indebtedness (to the extent such indebtedness is not increased).

                "Principal Property" means land, land improvements, buildings and associated factory, laboratory, office and switching equipment (excluding all products marketed by AT&T or any of its subsidiaries) constituting a manufacturing, development, warehouse, service, office or operating facility owned by or leased to AT&T or a Restricted Subsidiary, located within the United States and having an acquisition cost plus capitalized improvements in excess of .25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than any such property financed through the issuance of tax-exempt governmental obligations, or which the Board of Directors determines is not of material importance to AT&T and its Restricted Subsidiaries taken as a whole, or in which the interest of AT&T and all its subsidiaries does not exceed 50%.

               "Consolidated Net Tangible Assets" means the total assets of AT&T and its subsidiaries, less current liabilities and certain intangible assets (other than product development costs).

                "Restricted Subsidiary" means (i) any subsidiary of AT&T which has substantially all its property in the United States, which owns or is a lessee of any Principal Property and in which the investment of AT&T and all its subsidiaries exceeds .25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than certain financing subsidiaries and subsidiaries formed or acquired after April 1, 1986 for the purpose of acquiring the business or assets of another person and that do not acquire all or any substantial part of the business or assets of AT&T or any Restricted Subsidiary and (ii) any other subsidiary designated by the Board of Directors as a Restricted Subsidiary. (Section 1.01)

               Limitation on Consolidation, Merger, Sale or Conveyance of Assets. Nothing in the Indenture shall prevent any consolidation of AT&T with, or merger of AT&T into, any other corporation or corporations (whether or not affiliated with AT&T), or successive consolidations or mergers to which AT&T or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of AT&T (including stock of subsidiaries) as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with AT&T) authorized to acquire and own or operate the same; provided that AT&T covenants in the Indenture that upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes of each series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by AT&T shall be expressly assumed, by supplemental indenture executed and delivered to the Trustee by the corporation formed by such consolidation, or into which AT&T shall have been merged, or which shall have acquired such property. (Section 5.01)

Events of Default, Notice and Waiver

               The Indenture provides that, if an Event of Default (as defined below) specified therein in respect of any series of Notes shall have happened and be continuing, either the Trustee or the holders of 25% in principal amount of the outstanding Notes of such series may declare the principal of all of the Notes of such series to be due and payable. (Section 6.01)

               Events of Default in respect of the Notes of any series are defined in the Indenture as being:

         (i) default for 90 days in payment of any interest installment when due;

        (ii) unless otherwise specified in the Prospectus Supplement with respect to the Notes of any series, default in payment of principal of or premium, if any, on Notes of such series when due;

       (iii) default for 90 days after written notice to the Company by the Trustee or by the holders of 25% in principal amount of the outstanding Notes of such series in performance of any agreement in the Notes or Indenture in respect of such series; and

        (iv) certain events of bankruptcy, insolvency and reorganization. (Section 6.01) The Company is not required to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Indenture.

               The Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Notes, give to the holders of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in payment on any of the Notes of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such series. The term "default" for the purpose of this provision means any event which is, or after notice or passage of time or both would be, an Event of Default. (Section 7.05)

               The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default in respect of any series of Notes to act with the required standard of care, to refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it. (Section 7.01)

               The Indenture provides that the holders of a majority in principal amount of the outstanding Notes of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 6.06)

               In certain cases, the holders of a majority in principal amount of the outstanding Notes of a series may on behalf of the holders of all Notes of such series waive any past default or Event of Default, or compliance with certain provisions of the Indenture, except among other things a default in payment of the principal of, premium, if any, or interest on, any of the Notes of such series. (Sections 6.01 and 6.06)

Discharge and Defeasance

               Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Notes issued under the Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee as trust funds an amount in cash sufficient to pay at maturity (or upon redemption) the principal of and interest on such Notes. (Section 8.01)

               In the case of any series of Notes the exact amounts (including the currency of payment) of principal of and interest due on such series can be determined at the time of making the deposit referred to below, the Company at its option may also (i) discharge any and all of its obligations to holders of such series of Notes ("defeasance") on the 91st day after the conditions set forth below have been satisfied, but may not thereby avoid its duty to register the transfer or exchange of such series of Notes, to replace any temporary, mutilated, destroyed, lost or stolen Notes of such series or to maintain an office or agency in respect of such series of Notes, or (ii) be released with respect to such series of Notes from the obligations imposed by the covenants described under "Covenants" above ("covenant defeasance"). Defeasance and covenant defeasance may be effected only if, among other things, (i) the Company irrevocably deposits with the Trustee as trust funds
(a) money in an amount, (b) in the case of Notes payable only in U.S. Dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal in respect thereof will provide money in an amount or (c) a combination of (a) and (b), certified by a nationally recognized firm of independent public accountants to be sufficient to pay each installment of principal of and interest on all outstanding Notes of such series on the dates such installments of principal and interest are due; and
(ii) the Company delivers to the Trustee an opinion of independent counsel to the effect that the holders of such series of Notes will not recognize gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred (which opinion may include or be based on a ruling to that effect received from or published by the Internal Revenue Service). (Section 8.02)

Modification of the Indenture

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding Notes of each series affected thereby (with such series voting as a separate class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of Notes of each such series, except that no such supplemental indenture may, without the consent of each holder affected, among other things, change the maturity of any Notes, or change the principal amount thereof, or any premium thereon, or change the rate or change the time of payment of interest thereon, make any Note payable in money other than that stated in the Note, or reduce the aforesaid percentage of outstanding Notes. (Sections 9.01 and 9.02)

Concerning the Trustee

               The Company may from time to time maintain lines of credit, and have other customary banking relationships, with The Bank of New York, the Trustee under the Indenture.


                          DESCRIPTION OF THE WARRANTS

               The Company may issue Warrants for the purchase of Notes. Warrants may be issued independently or together with any Notes offered by any Prospectus Supplement and may be attached to or separate from such Notes. The Warrants will be issued under a Warrant Agreement to be entered into between the Company and a bank or trust company, as Warrant Agent, and may be issued in one or more series, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summaries of certain provisions of the form of Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the form of Warrant Agreement (including the form of certificate evidencing the Warrants ("Warrant Certificate")), copies of which are filed as exhibits to the Registration Statement.

General

               If Warrants are offered, the Prospectus Supplement will describe the following terms of the Warrants offered hereby (to the extent such terms are applicable to such Warrants):

               (i) the offering price

               (ii) the coin or currency for which Warrants may be purchased

               (iii) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire or, if the Warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable

               (iv) whether the Warrants will be issuable in registered or bearer form or both and whether the Warrants will be issued in temporary and/or permanent global form, or in uncertificated form

               (v) the designation, aggregate principal amount, currency or currency unit and other terms of the Notes purchasable upon exercise of the Warrants and, if such Notes are issuable in bearer form, restrictions applicable to the purchase of Notes in bearer form upon exercise of the Warrants

               (vi) the designation and terms of the Notes with which the Warrants are issued and the number of Warrants issued with each such Note

               (vii) the date on and after which the Warrants and the related Notes will be separately transferable

               (viii) the principal amount of Notes purchasable upon exercise of one Warrant and the price at which and currency or currency units in which such principal amount of Notes may be purchased upon such exercise

               (ix) United States Federal income tax consequences

               (x) any other terms of the Warrants, including any terms which may be required or advisable under United States laws or regulations

               Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Notes purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Notes purchasable upon such exercise or to enforce covenants in the Indenture.

Exercise of Warrants

               Each Warrant will entitle the holder to purchase such principal amount of Notes at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time up to 5:00 P.M. New York City time on the date set forth in the Prospectus Supplement relating to such Warrants. After such time on the date (or such later date to which such date may be extended by the Company), unexercised Warrants will become void.

               Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the Warrant Certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Notes purchasable upon such exercise. Warrants will be deemed to have been exercised upon receipt of such Warrant Certificate and payment at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement and the Company will, as soon as practicable thereafter, issue and deliver the Notes purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of the Warrants.

                             PLAN OF DISTRIBUTION

               The Company may sell the Notes and Warrants being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through dealers, or (iv) through underwriters. Any or all of the foregoing may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

               Offers to purchase the Notes and Warrants may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the Notes and/or Warrants in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements, which may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

               If a dealer is utilized in the sale of the Notes and/or Warrants in respect of which this Prospectus is delivered, the Company will sell such Notes and/or Warrants to the dealer, as principal. The dealer may then resell such Notes and/or Warrants to the public (or to other dealers for resale to the public at prices to be determined by such other dealers) at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

               If the sale is accomplished through an underwriter or underwriters, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

               If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Notes and/or Warrants from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on a specified future date. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Company. Except as otherwise provided in the Prospectus Supplement, Contracts will not be subject to any conditions except that the purchase by an institution of the Notes covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to agents and underwriters soliciting purchases of the Notes and/or Warrants pursuant to Contracts accepted by the Company.

               The place and time of delivery for the Notes and/or Warrants in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.


                                LEGAL OPINIONS

               Robert S. Feit, General Attorney and Assistant Secretary of AT&T, is passing upon the legality of the Notes and Warrants for the Company. As of December 15, 1998, Mr. Feit owned 3,043 common shares of AT&T (including restricted shares) and had options to purchase an additional 17,500 shares of AT&T.

               Davis Polk & Wardwell of New York City is passing upon the legality of the Notes and Warrants for any agent, dealer or underwriter which may be involved in any sale thereof. Such firm from time to time acts as counsel for the Company and its subsidiaries.


                                    EXPERTS

               The consolidated balance sheets of AT&T as of December 31, 1997 and 1996 and the consolidated statements of income, changes in shareowners' equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Form S-3, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

               The consolidated balance sheets of Tele-Communications, Inc., and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedules, which appear in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. have been incorporated by reference herein in reliance upon the reports, dated March 20, 1998, except for note 19 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports refer to a restatement of the consolidated financial statements and related financial statement schedules as of December 31, 1997 and for the year then ended.

               The combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of

KPMG LLP covering the combined financial statements above refers to the effects of not consolidating the TCI Group's interest in the Liberty Media Group and the TCI Ventures Group for all periods that the TCI Group has an interest in the Liberty Media Group and the TCI Ventures Group, respectively.

               The combined balance sheets of Liberty/Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K, as amended by Form 8-K/A (Amendment No. 1), dated January 7, 1999, of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for notes 2 and 14, which are as of September 14, 1998, and January 6, 1999, respectively, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm of experts in accounting and auditing. The report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

               The combined balance sheets of Liberty Media Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

               The combined balance sheets of TCI Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for note 18 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

               The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 19, 1998, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

               The consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which reports appear in the Current Report on Form 8-K, as amended by Form 8-K/A, (Amendment No. 2) of Tele-Communications, Inc., dated March 6, 1998, have been incorporated by reference herein in reliance upon the report, dated April 1, 1997, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

               The consolidated balance sheet of Sprint Spectrum Holding Company, L.P. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1997, which appear in the Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. for the year ended December 31, 1997, incorporated in this Prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of said firm given their authority as experts in accounting and auditing.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

               The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by the Registrant:

              SEC Registration Fee.................      $2,780,000
              Rating Agency Fees...................         500,000
              Printing and Engraving...............          80,000
              Attorneys' Fees and Expenses.........          20,000
              Trustees' Fees.......................           7,500
              Accounting Fees and Expenses.........           7,500
              Miscellaneous........................           7,500
                                                       ------------
              Total................................       3,410,000
                                                       ============

               All of the above amounts, other than the SEC Registration Fee, are estimated.

Item 15.  Indemnification of Directors and Officers

               Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation law ("BCL").

               The AT&T By-laws provide that AT&T is authorized, by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with AT&T or at the request of AT&T in any capacity with any other enterprise.

               AT&T has entered into contracts with its officers and directors, pursuant to the provisions of BCL Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the BCL, against expenses, fees , judgments, fines and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of AT&T or, at the request of AT&T, an officer, director or other partner, agent, employee or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

               The directors and officers of AT&T are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

               Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1 to this registration statement, will agree to indemnify the Registrant and Registrant's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to the Registrant by or on behalf of any such indemnifying party.

Item 16.  Exhibits

               The exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.


Exhibit
Number                               Description
-------                              -----------

 1A      Form of Underwriting Agreement (Exhibit 1A to Form SE, dated
         December 11, 1991).

 1B      Form of Distribution Agreement (Exhibit 1B to Form SE, dated
         December 11, 1991).

 1C Form of International Distribution Agreement (Exhibit 1C to Form SE, dated December 11, 1991).

 4A      Indenture dated as of September 7, 1990, between the Company and The
         Bank of New York, as Trustee substantially in the form executed
         (Exhibit 4A to Form SE, dated September 10, 1990, File No. 1-
         1105). First Supplemental Indenture, dated as of October 30, 1992 between the Company and the Trustee (Exhibit 4.AA to Form 8K dated
         December 1, 1992).

 4B      Form of Permanent Global Registered Fixed Rate Note (Exhibit 4B to
         Form SE, dated September 10, 1990, File No. 1-1105).

 4C      Form of Definitive Registered Fixed Rate Note (Exhibit 4C to Form
         SE, dated September 10, 1990, File No. 1-1105).

 4D      Form of Temporary Global Bearer Fixed Rate Note (Exhibit 4D to Form
         SE, dated September 10, 1990, File No. 1-1105).

 4E      Form of Permanent Global Bearer Fixed Rate Note (Exhibit 4E to Form
         SE, dated September 10, 1990, File No. 1-1105).

 4F Form of Definitive Bearer Fixed Rate Note (Exhibit 4F to Form SE, dated September 10, 1990, File No. 1-1105).

 4G      Form of Warrant Agreement (Exhibit 4G to Form SE, dated September 10,
         1990, File No. 1-1105).

 4H      Form of Medium Term Global Floating Rate Note, Registered Security
         (Exhibit 4.H to Form 8-K dated December 1, 1992).

 4I      Form of Medium Term Definitive Floating Rate Note, Registered
         Security (Exhibit 4.I to Form 8-K dated December 1, 1992).

  5 Opinion of Robert S. Feit, General Attorney and Assistant Secretary of the Registrant, as to the legality of the securities being registered.

12A      Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to
         Form 8-K/A as amended on January 8, 1999, File No. 1-1105).

12B      Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to
         Form 10-Q/A as amended on January 8, 1999, for the period ended
         September 30, 1998, File No. 1-1105).

23A Consent of Robert S. Feit, General Attorney and Assistant Secretary of the Registrant, is contained in opinion of counsel filed as
         Exhibit 5.

23B      Consent of PricewaterhouseCoopers LLP.

23C      Consent of KPMG LLP.

23D      Consent of KPMG LLP.

                                      II-2


23E      Consent of KPMG LLP.

23F      Consent of KPMG LLP.

23G      Consent of KPMG Audit Plc.

23H      Consent of KPMG LLP.

23I      Consent of KPMG LLP.

23J      Consent of Deloitte & Touche LLP.

24 Powers of Attorney executed by the directors and officers who signed this registration statement.

25       Statement of Eligibility of the Trustee (Form T-1)
         (Exhibit 25 to Registration Statement No. 333-70279 on Form S-3).

Item 17.  Undertakings

              The undersigned Registrant hereby undertakes:

              (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                            (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or
              events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with
              respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 25th day of January 1999.

                                   AT&T CORP.


                                   By:  /s/ Edward M. Dwyer
                                        -----------------------------------
                                        Name: Edward M. Dwyer
                                        Title: Vice President and Treasurer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                     Capacity                                        Date
--------------------------------------------   -------------------------------------    ------------------

Principal Executive Officer:

               /s/ *
-------------------------------------------    Chairman of the Board and Chief           January 20, 1999
           C. Michael Armstrong                Executive Officer

Principal Financial Officer:

               /s/ *
-------------------------------------------    Senior Executive Vice President and       January 20, 1999
           Daniel E. Somers                    Chief Financial Officer


Principal Accounting Officer:

               /s/ *
-------------------------------------------    Vice President and Controller             January 20, 1999
            Nicholas S. Cyprus

Directors:
               /s/ *
-------------------------------------------    Director                                  January 20, 1999
              Kenneth T. Derr

               /s/ *
-------------------------------------------    Director                                  January 20, 1999
            M. Kathryn Eickhoff

               /s/ *
-------------------------------------------    Director                                  January 20, 1999
             Walter Y. Elisha

               /s/ *
-------------------------------------------    Director                                  January 20, 1999
            George M.C. Fisher

               /s/ *
-------------------------------------------    Director                                  January 20, 1999
              Donald V. Fites

               /s/ *
-------------------------------------------    Director                                  January 20, 1999
              Ralph S. Larsen

                                      II-5

                 Signature                     Capacity                                        Date
--------------------------------------------   -------------------------------------    ------------------

               /s/ *
-------------------------------------------    Director                                  January 20, 1999
             Donald F. McHenry

               /s/ *
-------------------------------------------    Director                                  January 20, 1999
             Michael I. Sovern

               /s/ *
-------------------------------------------    Director                                  January 20, 1999
             Sanford I. Weill

               /s/ *
-------------------------------------------    Director                                  January 20, 1999
              Thomas H. Wyman

               /s/ *
-------------------------------------------    President and Director                    January 20, 1999
              John D. Zeglis


*  By:  /s/ Edward M. Dwyer
      -----------------------
      Attorney-in-Fact

                                EXHIBITS INDEX

                                                                  Sequentially
Exhibit                                                           Numbered
Number                       Description                          Page
-------                      -----------                          ------------

 1A      Form of Underwriting Agreement (Exhibit 1A to Form
         SE, dated December 11, 1991).

 1B      Form of Distribution Agreement (Exhibit 1B to Form
         SE dated December 11, 1991).

 1C      Form of International Distribution Agreement
         (Exhibit 1C to Form SE dated December 11, 1991).

 4A Indenture dated as of September 1, 1990, between the Company and The Bank of New York, as Trustee substantially in the form executed (Exhibit 4A to Form SE, dated September 10, 1990, File No.
         1-1105). First Supplemental Indenture, dated as of
         October 30, 1992 between the Company and the Trustee (Exhibit 4.AA to Form 8K dated December 1,
         1992).

 4B      Form of Permanent Global Registered Fixed Rate Note
         (Exhibit 4B to Form SE, dated September 10, 1990,
         File No. 1-1105).

 4C      Form of Definitive Registered Fixed Rate Note
         (Exhibit 4C to Form SE, dated September 10, 1990,
         File No. 1-1105).

 4D      Form of Temporary Global Bearer Fixed Rate Note
         (Exhibit 4D to Form SE, dated September 10, 1990,
         File No. 1-1105).

 4E      Form of Permanent Global Bearer Fixed Rate Note
         (Exhibit 4E to Form SE, dated September 10, 1990,
         File No. 1-1105).

 4F      Form of Definitive Bearer Fixed Rate Note (Exhibit
         4F to Form SE, dated September 10, 1990, File No.
         1-1105).

 4G Form of Warrant Agreement (Exhibit 4G to Form SE, dated September 10, 1990, File No. 1-1105).

 4H      Form of Medium Term Global Floating Rate Note,
         Registered Security (Exhibit 4.H to Form 8-K dated
         December 1, 1992).

 4I      Form of Medium Term Definitive Floating Rate Note,
         Registered Security (Exhibit 4.I to Form 8-K dated
         December 1, 1992).

 5       Opinion of Robert S. Feit, General Attorney and
         Assistant Secretary of the Registrant, as to the legality of the securities being registered.

                                      II-7

                                                                  Sequentially
Exhibit                                                           Numbered
Number                       Description                          Page
-------                      -----------                          ------------

12A      Computation of Ratio of Earnings to Fixed Charges
         (Exhibit 12 to Form 8-K/A as amended on January 8,
         1999, File No. 1-1105).

12B      Computation of Ratio of Earnings to Fixed Charges
         (Exhibit 12 to Form 10-Q/A as amended on January 8,
         1999, for the period ended September 30, 1998, File
         No. 1-1105).

23A      Consent of Robert S. Feit, General Attorney and
         Assistant Secretary of the Registrant, is contained in opinion of counsel filed as Exhibit 5.

23B      Consent of PricewaterhouseCoopers LLP.

23C      Consent of KPMG LLP.

23D      Consent of KPMG LLP.

23E      Consent of KPMG LLP.

23F      Consent of KPMG LLP.

23G      Consent of KPMG Audit Plc.

23H      Consent of KPMG LLP.

23I      Consent of KPMG LLP.

23J      Consent of Deloitte & Touche LLP.

24 Powers of Attorney executed by the directors and officers who signed this registration statement.

25       Statement of Eligibility of the Trustee (Form T-1)
         (Exhibit 25 to Registration Statement No. 333-70279 on Form S-3).

                                      II-8